ARTHUR ANDERSEN LLP


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Alteon Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1997 included in Alteon Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.

                                    /s/ Arthur Andersen LLP
                                    Arthur Andersen LLP

Roseland, New Jersey
October 31, 1997